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                                                                   EXHIBIT 10.22

                            BANK UNITED OF TEXAS FSB

                      SUPPLEMENTAL EXECUTIVE SAVINGS PLAN

                            EFFECTIVE AUGUST 1, 1995

                        (As Amended on December 1, 1995)
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                               TABLE OF CONTENTS

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ARTICLE I.   INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . .      1

     1.1     Purpose of Plan  . . . . . . . . . . . . . . . . . . . . . . . .      1
     1.2     Status of Plan . . . . . . . . . . . . . . . . . . . . . . . . .      1

ARTICLE II. DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .      1

     2.1     Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
     2.2     Administrator  . . . . . . . . . . . . . . . . . . . . . . . . .      1
     2.3     Annual Deferral Agreement  . . . . . . . . . . . . . . . . . . .      1
     2.4     Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . .      1
     2.5     Board of Directors   . . . . . . . . . . . . . . . . . . . . . .      1
     2.6     Bonus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
     2.7     Bonus Deferral Amount  . . . . . . . . . . . . . . . . . . . . .      2
     2.8     Change of Control  . . . . . . . . . . . . . . . . . . . . . . .      2
     2.9     Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
     2.10    Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
     2.11    Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
     2.12    Compensation . . . . . . . . . . . . . . . . . . . . . . . . . .      3
     2.13    Compensation Deferral Amount . . . . . . . . . . . . . . . . . .      3
     2.14    Credited Income  . . . . . . . . . . . . . . . . . . . . . . . .      3
     2.15    Deferral Amounts . . . . . . . . . . . . . . . . . . . . . . . .      3
     2.16    Deferral Payment Date  . . . . . . . . . . . . . . . . . . . . .      3
     2.17    Effective Date . . . . . . . . . . . . . . . . . . . . . . . . .      3
     2.18    Eligible Employee  . . . . . . . . . . . . . . . . . . . . . . .      3
     2.19    Entry Date . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
     2.20    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
     2.21    Participant  . . . . . . . . . . . . . . . . . . . . . . . . . .      3
     2.22    Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
     2.23    Plan Year  . . . . . . . . . . . . . . . . . . . . . . . . . . .      4

ARTICLE III. ELIGIBILITY AND PARTICIPATION  . . . . . . . . . . . . . . . . .      4

     3.1     Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . .      4
     3.2     Participation  . . . . . . . . . . . . . . . . . . . . . . . . .      4

ARTICLE IV. DEFERRAL AMOUNTS, DEFERRAL ELECTIONS  . . . . . . . . . . . . . .      5

     4.1     Types of Deferral Amounts  . . . . . . . . . . . . . . . . . . .      5





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
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     4.2     Compensation Deferral Election . . . . . . . . . . . . . . . . .       5
     4.3     Bonus Deferral Election  . . . . . . . . . . . . . . . . . . . .       5
     4.4     Deferral Elections . . . . . . . . . . . . . . . . . . . . . . .       5

ARTICLE V. PAYMENT OF BENEFITS  . . . . . . . . . . . . . . . . . . . . . . .       6

     5.1     Time of Payment of Deferral Amounts. . . . . . . . . . . . . . .       6
     5.2     Form of Payment of Deferral Amounts. . . . . . . . . . . . . . .       6
     5.3     Distribution for Unforseen Emergency  . . . . . . . . . . . . .        6
     5.4     Death Benefits . . . . . . . . . . . . . . . . . . . . . . . . .       7
     5.5     Withholding of Taxes . . . . . . . . . . . . . . . . . . . . . .       7
     5.6     Minimum Distributions  . . . . . . . . . . . . . . . . . . . . .       7

ARTICLE VI. ACCOUNTS; CREDITED INCOME.  . . . . . . . . . . . . . . . . . . .       7

     6.1     Participant Accounts . . . . . . . . . . . . . . . . . . . . . .       7
     6.2     Crediting of Assumed Income. . . . . . . . . . . . . . . . . . .       8
     6.3     Nature of Account Entries  . . . . . . . . . . . . . . . . . . .       8
     6.4     Vesting. . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8
     6.5     Account Statements . . . . . . . . . . . . . . . . . . . . . . .       8

ARTICLE VII. ADMINISTRATION OF THE PLAN . . . . . . . . . . . . . . . . . . .       8

     7.1     Administration . . . . . . . . . . . . . . . . . . . . . . . . .       8
     7.2     Rules; Claims for Benefits . . . . . . . . . . . . . . . . . . .       9
     7.3     Finality of Determinations . . . . . . . . . . . . . . . . . . .      10

ARTICLE VIII. FUNDING . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10

     8.1     Funding  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10

ARTICLE IX. AMENDMENT; TERMINATION; MERGER  . . . . . . . . . . . . . . . . .      10

     9.1     Amendment and Termination  . . . . . . . . . . . . . . . . . . .      10
     9.2     Change of Control  . . . . . . . . . . . . . . . . . . . . . . .      11
     9.3     Automatic Payment  . . . . . . . . . . . . . . . . . . . . . . .      11
     9.4     Receipt and Release  . . . . . . . . . . . . . . . . . . . . . .      11

ARTICLE X. GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . .      11

     10.1    Beneficiary Designation  . . . . . . . . . . . . . . . . . . . .      11
     10.2    Effect on Other Plans  . . . . . . . . . . . . . . . . . . . . .      12
     10.3    Nontransferability . . . . . . . . . . . . . . . . . . . . . . .      12

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
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    10.4     Communications  . . . . . . . . . . . . . . . . . . . . . . . . . .   12
    10.5     Plan Not an Employment Contract   . . . . . . . . . . . . . . . . .   12
    10.6     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
    10.7     Gender, Tense and Headings    . . . . . . . . . . . . . . . . . . .   13
    10.8     Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . .   13





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                            ARTICLE I. INTRODUCTION

1.1 PURPOSE OF PLAN. The Company has adopted the Plan set forth herein to provide a means by which selected Eligible Employees may elect to defer receipt of designated percentages or amounts of their Compensation and/or Bonuses.

1.2 STATUS OF PLAN. The Plan is "a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2) and 301(a)(3) of ERISA, and shall be interpreted and administered in a manner appropriate to such plans.

                            ARTICLE II. DEFINITIONS

Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

2.1 ACCOUNT means the recordkeeping account or accounts that are maintained under the name of a Participant to account for any Compensation Deferral Amounts, Bonus Deferral Amounts, and any Credited Income thereon, which may be credited to such accounts from time-to-time.

             (a) COMPENSATION DEFERRAL ACCOUNT means a separate recordkeeping subaccount maintained to account for a Participant's Compensation Deferral Amounts plus Credited Income thereon.

             (b) BONUS DEFERRAL ACCOUNT means a separate recordkeeping subaccount maintained to account for a Participant's Bonus Deferral Amounts, plus Credited Income thereon.

2.2 ADMINISTRATOR means the Company as the Plan Administrator for purposes of ERISA.

2.3 ANNUAL DEFERRAL AGREEMENT means an instrument in form satisfactory to the Committee used by Participants and administered by the Committee to designate Deferral Amounts on a Plan Year basis.

2.4 BENEFICIARY means the person, persons, or trust designated by a Participant as provided in Section 10.1.

2.5  BOARD OF DIRECTORS means the Board of Directors of the Company.
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2.6  BONUS means any management incentive, override, or other bonus award that an Eligible Employee may become eligible to receive from the Company, and that may be otherwise paid on a quarterly or less frequent basis.

2.7 BONUS DEFERRAL AMOUNT means that portion, in whole percentage or dollar terms, of an Eligible Employee's Bonus that he or she has elected to defer, as provided in Section 4.3.

2.8 CHANGE OF CONTROL A "Change in Control" shall be deemed to have occurred on the earliest of the following dates:

     (a) The date any entity (other than the Company's direct or indirect parent corporations or entities ("Company's Parent") as of the Effective Date) or person (including a "group" as defined in
             Section 13(d)(3) of the Securities Exchange Act of 1934 regardless of whether the Company is publicly traded) shall have become the beneficial owner of, or shall have obtained voting control over, thirty percent (30%) or more of the outstanding common shares of the Company;

     (b) The date the shareholders of the Company or the Company's Parent approve a definitive agreement (i) to merge or consolidate the Company or the Company's Parent with or into another corporation, in which the Company or the Company's Parent is not the continuing or surviving corporation or pursuant to which any common shares of the Company or the Company's Parent would be converted into cash, securities or other property of another corporation, other than a merger of the Company or the Company's Parent in which holders of common shares immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before, or
             (ii) to sell or otherwise dispose of substantially all the assets of the Company or the Company's Parent;

     (c) The date that Hyperion Partners L.P. shall, for any reason, cease to control directly or indirectly fifty percent (50%) or more of the voting shares of the Company; or

     (d) Any other date on which the Board of Directors determines, in its sole and absolute discretion, that a Change of Control for purposes of the Plan has occurred.

2.9 CODE means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

2.10 COMMITTEE means the committee of Employees selected by the Board of Directors to oversee the day-to-day administration of the Plan and to make determinations, as more fully set forth in Article VII.





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2.11 COMPANY means Bank United of Texas FSB.

2.12 COMPENSATION means any base salary, commission, override, incentive, cumulative draw, non-cumulative draw, guaranteed base commission, or another form of compensation that is paid through the Company's normal payroll cycle on a frequency that is greater than quarterly.

2.13 COMPENSATION DEFERRAL AMOUNT means that portion, in whole percentage or dollar terms, of an Eligible Employee's Compensation that he or she has elected to defer, as provided in Section 4.2.

2.14 CREDITED INCOME means the assumed earnings credited to a Participant's Account, as provided in Section 6.2.

2.15 DEFERRAL AMOUNTS means either Compensation Deferral Amounts or Bonus Deferral Amounts, or both as more fully described in Article IV.

2.16 DEFERRAL PAYMENT DATE means the payment date, as specified by a Participant on the Participant's Annual Deferral Agreement, on which he or she elects to have paid the amount which was deferred pursuant to such Annual Deferral Agreement.

2.17 EFFECTIVE DATE means August 1, 1995, the date as of which the Plan first becomes effective.

2.18 ELIGIBLE EMPLOYEE means, on the Effective Date or on any Entry Date thereafter, each employee of the Company who is designated as eligible to participate in the Plan by the Committee in its sole and absolute discretion.

2.19 ENTRY DATE means the first day of each Plan Year.

2.20 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to any action or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

2.21 PARTICIPANT means an Eligible Employee who has elected, under the terms and conditions of the Plan, to enter into an Annual Deferral Agreement to defer his or her receipt of all or a portion of his or her Compensation or Bonus for the Plan Year.

2.22 PLAN means the Bank United of Texas FSB Supplemental Executive Savings Plan as set forth herein, and as it may be amended from time to time.





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2.23 PLAN YEAR means the 12-month period beginning each January 1 and ending
     December 31 of such year; provided, however, the first Plan Year shall be a short year commencing on August 1, 1995 and ending December 31, 1995.

                   ARTICLE III. ELIGIBILITY AND PARTICIPATION

3.1 ELIGIBILITY. The Committee shall provide each Eligible Employee with notice of his or her status as an Eligible Employee, so as to permit such Eligible Employee the opportunity to make the elections provided for under
     Article IV. Such notice shall be given at such time and in such manner as the Committee may determine from time to time, and shall advise the Eligible Employee of the time and manner for filing his or her Annual Deferral Agreement.

     The Committee shall have the sole and absolute authority and discretion, on a Plan Year basis, to determine the select group of management or highly compensated employees who are Eligible Employees.

3.2  PARTICIPATION.

     (a) IN GENERAL. An Eligible Employee shall become a Participant as of the first day of the Plan Year immediately following the year during which the Committee receives his or her Annual Deferral Agreement pursuant to Article IV, except for the first Plan Year in which Eligible Employees may become Participants as of August 1, 1995 provided that their Annual Deferral Agreements are received before such date.

     (b) CESSATION OF STATUS AS ELIGIBLE EMPLOYEE. If an Eligible Employee with an Annual Deferral Agreement in effect for a particular Plan Year ceases to be an Eligible Employee during such Plan Year, his or her election with respect to a Compensation Amount shall terminate effective as of the close of the payroll period during which he or she ceases to be an Eligible Employee. Such Employee's election with respect to his or her Bonus Deferral Amount shall terminate as of the first day on which he or she no longer qualifies as an Eligible Employee. The provisions in the preceding two sentences relate only to the discontinuance of Annual Deferral Agreement elections for the remainder of the Plan Year in which the Employee terminates employment or otherwise ceases to be an Eligible Employee. Amounts credited to such Participant's Accounts under any deferral election prior to its discontinuance shall be payable pursuant to the terms of the Annual Deferral Agreement.





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                ARTICLE IV. DEFERRAL AMOUNTS, DEFERRAL ELECTIONS

4.1 TYPES OF DEFERRAL AMOUNTS. There are two types of Deferral Amounts that are applicable to a Participant under the Plan; Compensation Deferral Amounts as described in Section 4.2, and Bonus Deferral Amounts as described in Section 4.3.

4.2  COMPENSATION DEFERRAL ELECTION.

     (a) COMPENSATION DEFERRAL AMOUNT. An Eligible Employee may elect to defer up to twenty percent (20%), in whole percentage or dollar terms, of his or her Compensation.

     (b) ELECTION OF COMPENSATION DEFERRAL AMOUNT. To make an effective deferral election of a Compensation Deferral Amount for a Plan Year, the Eligible Employee must file an Annual Deferral Agreement with the Committee in accord with such rules as are set by the Committee, before the first day of the Plan Year. Each such election shall be made with respect to a specific Plan Year and all payroll periods applicable to the Eligible Employee which begin within such Plan Year. A deferral election filed for a Plan Year shall only be effective for such Plan Year.

4.3  BONUS DEFERRAL ELECTION

     (a) BONUS DEFERRAL AMOUNT. An Eligible Employee may elect to defer up to one hundred percent (100%), in whole percentage or dollar terms, of any Bonus he or she may be awarded by the Company.

     (b) ELECTION OF BONUS DEFERRAL AMOUNT. To make an effective deferral election of a Bonus Deferral Amount for a Plan Year, the Eligible Employee must file an Annual Deferral Agreement with the Committee. Each such election shall be made with respect to all Bonuses earned and payable to the Eligible Employee within such Plan Year. The Eligible Employee must file the appropriate Annual Deferral Agreement with the Committee in accord with such rules as are set by the Committee, but in no event later than the last business day immediately preceding the Plan Year for which the election is effective. Any deferral election filed for a Plan Year shall only be effective for such Plan Year.

4.4 DEFERRAL ELECTIONS. All Compensation Deferral Amount and Bonus Deferral Amount elections, as provided under Sections 4.2 and 4.3, respectively, shall be made on such Annual Deferral Agreements as are prescribed by the Committee. Each election form shall specify the nature of the Deferral Amount, in whole percentage or dollar terms, the Beneficiary or Beneficiaries to receive any death benefit applicable to the subject amount, as provided in Section 5.4 and the Deferral Payment Date on which payment is to be made





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     by the Company with respect to such Deferral Amount. Except as otherwise provided in Section 4.2. and 4.3, all such Compensation Deferral Amount and Bonus Deferral Amount elections shall become irrevocable for the subject Plan Year once the Plan Year has commenced. An Eligible Employee may change or revoke his or her Compensation Deferral election under
     Section 4.2 and/or his or her Bonus Deferral election under Section 4.3 pursuant to such rules as are set by the Committee, but in no event may any such election be amended or revoked after the last business day immediately preceding the Plan Year for which the election is effective. Only Eligible Employees designated by the Committee for a particular Plan Year may file Annual Deferral Agreements for that Plan Year.

                         ARTICLE V. PAYMENT OF BENEFITS

5.1 TIME OF PAYMENT OF DEFERRAL AMOUNTS. On each Annual Deferral Agreement filed by a Participant, such Participant shall specify the Deferral Payment Date on which benefit payments under the Plan are to be made with respect to the Deferral Amount covered by such Annual Deferral Agreement. Additionally, on such Agreement, the Participant may elect to have payments made on the earlier of a specific Deferral Payment Date or 60 days following the date on which he or she terminates employment with the Company and its related entities. Additionally, on such Agreement, the Participant may elect that in all events payment shall be made 60 days following the date on which he or she terminates employment with the Company and its related entities. If for any reason the Eligible Employee fails to make an effective Deferral Payment Date designation, his or her Deferral Payment Date for the amount that is the subject of the Annual Deferral Agreement shall be 60 days following the date on which the Eligible Employee terminates employment with the Company and related entities.

5.2 FORM OF PAYMENT OF DEFERRAL AMOUNTS. The form of payment for all Deferral Amounts shall be a single lump sum payment.

5.3 DISTRIBUTION FOR UNFORSEEN EMERGENCY. If a Participant suffers an unforseen emergency, as defined below, the Committee, in its sole and absolute discretion, may pay to the Participant only that portion, if any, of amounts credited to his or her Account which the Committee determines is necessary to satisfy the emergency need, including any amount necessary to pay any federal, state or local taxes reasonably anticipated to result from the distribution. A Participant requesting an emergency payment shall apply for the payment in writing in a form approved by the Committee and shall provide such information as the Committee may require.

     For purposes of this section, "unforeseen emergency" means an unforeseeable emergency and severe financial hardship to the Participant resulting from a sudden and unexpected





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     illness or accident of the Participant or of a dependent (as defined in
     Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseen emergency will depend upon the facts of each case, but a financial emergency shall not be deemed to exist to the extent that such hardship is or may be relieved:

     (a)     Through reimbursement or compensation by insurance or otherwise;

     (b) By liquidation of to the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

     (c) By cessation of elective deferrals under this Plan or by cessation of elective deferrals under the Company's 401(k) plan.

     By way of example, the need to send a Participant's child to college or the desire to purchase a home would not be considered an unforseen emergency.

     Withdrawals of amounts because of an unforseen emergency shall only be permitted to the extent reasonably needed to satisfy the emergency need. The Committee, in its discretion, shall determine whether an unforeseen emergency has occurred and the amount needed to satisfy the emergency need including any applicable taxes on the distribution.

5.4 DEATH BENEFITS. If a Participant shall die with a balance credited to his or her Account, such balance shall be paid to his or her applicable designated Beneficiary or Beneficiaries as provided in Section 10.1. Such payment shall be made within 60 days following the death of the Participant, or the notification of the death of the Participant.

5.5 WITHHOLDING OF TAXES. The Company shall have the right to deduct from all payments made under the Plan any federal, state, or local taxes required by law to be withheld with respect to such payments.

5.6 MINIMUM DISTRIBUTIONS. If a Participant's employment with the Company has terminated, and if such Participant's total account balance is less than $5,000, the Committee will direct the Company to automatically distribute the entire balance to the Participant.

                     ARTICLE VI. ACCOUNTS; CREDITED INCOME

6.1 PARTICIPANT ACCOUNTS. The Committee shall maintain, or cause to be maintained, bookkeeping Accounts for each Participant for the purpose of accounting for the Participant's beneficial interest under the Plan. The establishment and maintenance of





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     separate Accounts for each Participant shall not be construed as giving any person an interest in assets of the Company or a right to payment other than as provided hereunder. Benefits payable hereunder shall constitute an unsecured general obligation of the Company and each Participant shall be a general unsecured creditor with respect thereto.

6.2 CREDITING OF ASSUMED INCOME. Each month during the term of the Plan, the Committee shall credit Accounts with Credited Income at the rate of return equal to the simple average of the posted interest rates for certificates of deposit whose payment term is 9, 10, 11, 12, 13, 14, or 15 months on the first day of the calendar month. Such rate shall be established on a monthly basis by the Committee and will apply to all Deferral Amounts credited to an Account in that calendar month.

6.3 NATURE OF ACCOUNT ENTRIES. The establishment and maintenance of Participants' Accounts shall be merely bookkeeping entries and shall not be construed as giving any person an interest in any specific assets of the Company or of any subsidiary or affiliate of the Company, or a secured right to payment, other than as specifically provided herein. Benefits payable pursuant to the Plan shall constitute an unsecured general obligation of the Company until actually paid.

6.4 VESTING. A Participant shall have a fully vested and non-forfeitable beneficial interest in the balance standing to the credit of all his or her Accounts as of any relevant date, subject to the conditions and limitations on the payment of amounts credited to such Accounts as provided hereunder.

6.5 ACCOUNT STATEMENTS. The Committee shall provide each Participant with a statement of the status of his or her Accounts, including all amounts then credited thereto. The Committee shall provide such statement annually or at other such intervals as the Committee may determine from time to time, and such statement shall be in such format as determined by the Committee.

                    ARTICLE VII. ADMINISTRATION OF THE PLAN

7.1 ADMINISTRATION. The Plan shall be administered by a Committee of persons appointed by the Board of Directors; provided, however, that such Committee may not consist solely of one person. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present, or acts approved in writing by a majority of the members without a meeting, shall be the acts of the Committee. The Committee shall have that authority which is expressly stated in the Plan as vested in the Committee. The Committee shall also have the discretionary authority to make rules to administer and interpret the Plan, to decide questions arising under the Plan, and to take





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     such other action as it deems to be appropriate in its discretion to carry out the purposes of the Plan.

     The Committee shall also have the sole and absolute control and authority to determine rights and benefits, and all claims, demands, and actions of any Eligible Employee, Participant, Beneficiary, deceased Participant, or other person having or claiming to have any interest under the Plan. The Committee shall have sole and absolute discretion to construe and construct the Plan and to decide all matters arising under the Plan. Subject to Section 7.2, the Committee's decision shall be final, conclusive, and binding on all Participants and any person claiming under or through any Participant. Any individual serving as a member of the Committee who is also a Participant will not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant, Beneficiary or the Company. The Committee may also appoint or engage such agents as it deems to be appropriate, and may delegate any of its powers or duties hereunder to any person or entity as it deems appropriate.

     To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation of Participants, their employment, retirement, death, termination of employment, and such other pertinent facts as the Committee may require.

7.2 RULES; CLAIMS FOR BENEFITS. The Committee shall adopt and establish such rules and regulations with respect to the administration of the Plan as it deems necessary or appropriate. In the event that a Participant or a Beneficiary claims any right hereunder, he or she may submit such information to the Committee as he or she deems to be necessary or appropriate. The Committee and the claimant shall in good faith attempt to resolve the claim in an expeditious and informal manner. If the Committee and the claimant fail to resolve the claim, a written notice of such failure shall be furnished to the claimant within ninety (90) days after the claim is filed with the Committee. Such notice shall refer, if appropriate, to pertinent provisions of the Plan, shall set forth in writing the reasons for denial of the claim. If the claim is denied, in whole or on part, the claimant shall also be notified in writing that a review procedure is available under the Plan.

     Within ninety (90) days after receiving the written notice of the Committee's failure to resolve the claim, the claimant may request in writing, and shall be entitled to one, de novo review meeting with the Committee. The claimant may submit a written statement of his or her claim and the reason for requesting a review of the claim. Such statement may be submitted in addition to, or in lieu of, the review meeting. If the claimant does not request a review meeting within ninety (90) days after receiving written notice of the Committee's failure to resolve the claim to his or her satisfaction, the claimant shall be deemed to have accepted the Committee's written disposition.





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
     A decision on review of the claim by the Committee shall be made within sixty (60) days after review, and a written copy of such decision shall be delivered to the claimant. If special circumstances require an extension of the ordinary period, the Committee shall also notify the claimant. In any event, if a claim is not determined within one hundred twenty (120) days after submission for review, the Committee's decision shall remain unchanged. To the extent required by law, completion of the claims procedures described in this Article VII shall be a mandatory precondition that must be complied with prior to the commencement of a legal or equitable action by a person claiming rights under the Plan. The Committee and the claimant may by mutual agreement waive these procedures as a mandatory condition to such action. In no event shall the claims procedure set forth in this Article VII be applied to circumvent or have the effect of modifying either the manner of payment or the time of commencement of payment under the terms of the Plan.

7.3 FINALITY OF DETERMINATIONS. Except as provided by law, all determinations of the Reviewer to any matter arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all interested persons and entities.

                             ARTICLE VIII. FUNDING

8.1 FUNDING. All amounts due under the Plan shall be paid in cash from the general assets of the Company. No participant shall have any right, title, or interest whatsoever in or to any investment reserves, accounts, or funds that the Company may purchase, establish, or accumulate to aid in providing benefits hereunder. Participants and Beneficiaries shall not acquire any interest under the Plan greater than that of unsecured general creditors of the Company.

                   ARTICLE IX. AMENDMENT; TERMINATION; MERGER

9.1 AMENDMENT AND TERMINATION. The Board of Directors or Committee may amend, modify, or terminate the Plan at any time, but in no event shall any such amendment, modification, or termination result in a reduction in any Participant's Accounts or postpone the time of payment hereunder unless the Participant or Beneficiary who suffers such a reduction or postponement by reason of such proposed amendment, modification, or termination, consents thereto in writing. Notwithstanding the foregoing sentence, the right to terminate the Plan, amend the definition of Eligible Employee, or amend Article IV of the Plan shall be the exclusive right of the Board of Directors. Subject to the previous provisions of this paragraph, all amendments shall be made by an instrument in writing which has been executed on the Employer's behalf by action of the Committee or by a duly adopted resolution of the Board of Directors, effective as of the date specified therein including a retroactive effective date if applicable.

     In the event of a termination of the Plan, no further deferral elections may be made under the Plan and amounts that are then payable, or which may become payable under the Plan, shall be paid as scheduled in accordance with the provisions of the Plan, or shall be accelerated at the sole discretion of the Board of Directors.

9.2 CHANGE OF CONTROL. In the event of a Change of Control, the Board of Directors may, at its option, terminate the Plan, and, upon such termination, all benefits due under the Plan shall be paid within 30 days. If the Board of Directors does not terminate the Plan upon a Change of Control, all benefits hereunder shall become immediately due and payable if the Participant voluntarily or involuntarily terminates employment on or before the second anniversary of such Change in Control, and each Participant shall have the right to receive his or her benefits hereunder in a single lump sum payment within 30 days of his or her termination date.

9.3 AUTOMATIC PAYMENT. Notwithstanding any provision herein to the contrary, if it has been finally determined that amounts credited to a Participant's Account are currently includable in the taxable income of the Participant or his or her Beneficiary, such funds shall be immediately distributed to such Participant or Beneficiary upon written request made to the Committee. For purposes of this Section, a final determination shall occur when a decision is determined by the highest court which could otherwise render a decision (or the Participant or Beneficiary and the Internal Revenue Service have reached a final agreement) in this regard.

9.4 RECEIPT AND RELEASE. Any payment to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Company or the Committee under the Plan, and the Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. If any Participant or Beneficiary is determined by the Committee to be incompetent by reason of physical or mental disability (including minority) to give a valid receipt and release, the Committee may cause the payment becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Committee or the Company to follow the application of such funds.

                         ARTICLE X. GENERAL PROVISIONS

10.1 BENEFICIARY DESIGNATION. A Participant shall designate a Beneficiary or Beneficiaries who, upon his or her death, are to receive payments that otherwise would have been paid to him or her under the Plan. All Beneficiary designations shall be in writing and on a form prescribed by the Committee for such purpose, and any such designation shall be effective only if and when delivered to the Committee during the lifetime of the Participant. A Participant may from time to time during his or her lifetime change a designated Beneficiary by filing a new Beneficiary designation form with the Committee. In the event a designated Beneficiary predeceases the Participant, the designation of such Beneficiary shall be void. If a designated Beneficiary dies after the Participant, but before all death benefit payments relating to such Beneficiary have been paid, the remainder of such death benefit payments shall be continued to such Beneficiary's estate, unless the Participant had designated on the applicable Beneficiary designation form a contingent Beneficiary. In the event a Participant should fail to designate a Beneficiary or Beneficiaries with respect to any death benefit payments, or if for any reason such designation shall be ineffective, in whole or in part, any payment that otherwise would have been paid to such Participant shall be paid to his or her estate and in such event, his or her estate shall be his or her Beneficiary with respect to such payments.

10.2 EFFECT ON OTHER PLANS. Deferred Amounts shall not be considered as part of a Participant's taxable compensation at the time of deferral, to the extent required under the Code and the terms of the Company's 401(k) Plan, but such Deferred Amounts shall be taken into account under all other employee benefit plans maintained by the Company in the year in which such amounts would have been payable in the absence of a deferral election hereunder; provided, however, that such deferred amounts shall not be taken into account to the extent that their inclusion would jeopardize the tax-qualified status of the plan to which they relate or contravene applicable provisions of the Code.

10.3 NONTRANSFERABILITY. No right or interest of any Participant in the Plan shall be assignable or transferable in whole or in part, either voluntarily or by operation of law or otherwise, or be subject to payment of debts of any Participant or Beneficiary by execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner. Notwithstanding the foregoing, upon receipt of a copy of a decree from a court of competent jurisdiction that finally declares a Participant's spouse as having property rights to a portion of the amounts credited to such Participant's Account, the Committee shall segregate such portion from the Participant's Account and pay that portion to or for the benefit of the spouse as directed by the court order.

10.4 COMMUNICATIONS. No communication which relates to the Plan shall be binding on any person or entity until it is received by such person or entity.

10.5 PLAN NOT AN EMPLOYMENT CONTRACT. The Plan is not an employment contract. It does not give any person the right to be continued in employment, and all Eligible Employees and other employees remain subject to change of salary, transfer, change of job, discipline, layoff, discharge, or any other change of employment status to the same extent as if the Plan did not exist.

10.6 SEVERABILITY. If any provision of the Plan is ruled for any reason to be invalid, illegal, or unenforceable, such invalidity, illegality or unenforceability shall not affect the other provisions hereof and the Plan shall be enforced to the maximum extent permitted; moreover, the invalid, illegal or unenforceable provision may be conformed or severed by the Committee to the extent necessary to create a valid, legal and enforceable provision.

10.7 GENDER, TENSE AND HEADINGS. Whenever the context requires, words of the masculine gender used herein shall include the feminine, and words used in the singular shall include the plural. The words "hereof", "hereunder", "herein," and similar compounds of the word "here", refer to the entire Plan and not to any particular term or provision of the Plan. Headings of Articles and Sections, as used herein, are inserted solely for convenience and reference and shall not affect the meaning, interpretation or scope of the Plan.

10.8 APPLICABLE LAW. The Plan shall be governed and construed in accordance with the laws of the State of Texas without regard to its conflicts of law principles, except to the extent such laws are preempted by any applicable Federal law.

     IN WITNESS WHEREOF, this Plan is hereby executed this 12 day of December, 1995 by a duly authorized officer of the Company, to be effective as of August 1, 1995.

ATTEST:                                                      BANK UNITED OF TEXAS FSB:

By: /s/ JOHN A. RITCHIE                                      By: /s/ BARRY C. BURKHOLDER
   ---------------------                                        -------------------------

Name:  John A. Ritchie                                       Name:  Barry C. Burkholder
     -------------------                                          -----------------------
Title: V.P. Compensation & Benefits                          Title: President/CEO
      ------------------------------                               ----------------------





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